Exhibit 10.1

Execution Copy

DATED  of March 2010

(1)              CORGENIX UK LIMITED

(2)              FAUNUS GROUP INTERNATIONAL, INC.

RECEIVABLES FINANCE AGREEMENT

THIS AGREEMENT is made the day of March 2010

BETWEEN:

(1)                                                             Corgenix UK Limited a Lynchwood corporation (03167445) whose registered office is at 40 Commerce Road, Lynchwood, Peterborough, PE2 6LR (“you”);

(2)                                                             FAUNUS GROUP INTERNATIONAL, INC. a Delaware corporation, whose office is at 80 Broad Street, 22nd Floor, New York, NY 10004 (“we”, “us”, “our”, or “ours”);

The clause headings used in this Agreement are for guidance only and are not intended to affect its interpretation.  These general conditions must be read in conjunction with any agreement of which they are expressed to form part.  A list of general definitions can be found in Clause 25.

1.                                     Sale and Purchase of Debts

(a)                                 This Agreement will commence on Commencement and will continue until terminated in accordance with its terms.

(b)                                On or as soon as possible after Commencement, you will offer to sell or assign to us all Debts together with all rights relating to such Debts owing to you at Commencement and all your Debts arising during the life of this Agreement.  Such an offer will be unconditional and made in writing in the form set out in Schedule 1 (Form of Offer).  We shall accept each such offer by crediting the notified value of such Debts to the account specified in Clause 3. We shall own your Debts and any related rights from Commencement or as soon as they come into existence even if not yet entered in your books or records as due to you.

(c)                                 Should any Debts or related rights not come into our ownership (whatever the reason may be) you must account to us for such Debts or related right when received and you will hold such Debts and the proceeds of the same on trust for us absolutely.  You will co-operate with us in the execution of any necessary documents, deeds, instruments, policies, security, and any other action necessary to perfect the assignment and transfer to us or the trust in our favour in relation to, any Debts (and/or any related rights), the proceeds of the same or to put this Agreement into effect.

(d)                                You will assign to us the benefit of any insurance policies relating to Debts or any goods sold which give rise to any Debts;

(e)                                 You shall promptly upon the execution of the Agreement (and promptly after you become entitled to a new Debt) notify the relevant Customer (with a copy to us) of the sale, transfer and assignment of such Debt by serving notice substantially in the form attached as Schedule 2 (Form of Customer Notification Letter).

(f)                                   On signing this Agreement and as soon as a Debt arises you will notify us on the form and in the manner we specify together with such information and original or copy documents proving the existence of such Debt, the delivery of goods or the performance of your services in respect of the Debts as we may request. Such Debts are Approved Debts.

(g)                                Should we request, you will sign, pay stamp duty on and deliver to us a document in a form that we approve legally assigning to us any Debt or Debts together with the benefit of all guarantees given to you by your Customer and other related securities and, if we ask, you will immediately give written or other notice in a form and manner that we approve to any Customer whose Debt has been assigned in this way.

(h)                                You will print, stamp or otherwise mark each invoice and every credit note with a notice of assignment or sale of Debts shown on any invoice in a form which we shall specify such notice to be printed on your invoices within three months from the date of this Agreement and until such time we shall provide you with an adequate supply of self adhesive labels bearing appropriate notification language.

(i)                                    Should we decide that we do not wish you to deliver invoices or credit notes to a specific Customer, we will inform you of this in writing. After receipt of such notification, you will not deliver any invoice or credit note direct to such Customer.

(j)                                    If your Customer becomes entitled to a credit or Customer discount in respect of any Debt you will notify us promptly and send to us a copy of the credit note in respect of the credited or discounted Debt with any other documents and information which we may request. In addition you will repay to us the amount of each credit note so that we are not out of pocket.

2.                                  Disapproval and Re-Approval

(a)                                  Because we pay you before your Customer pays us we may at any time deduct from amounts which we would otherwise be required to send you a sum equivalent to any Disapproved Debts previously purchased by us.

(b)                                 If we disapprove Debts in this way we shall (at our discretion) be allowed to sell them back to you or re-approve them for the purposes of calculating amounts which you are entitled to draw.

(c)                                  All Disapproved Debts will continue to be owned by us until termination or earlier re-assignment and you will forward to us forthwith any sums received by you in respect of any disapproved debts.

3.             Payments to you

(a)                                 At any stage during the provision of the service you will have a rolling account with us the balance of which will be calculated as follows:

(i)                                     add the Gross Invoice Value of Debts notified to us;  then

(ii)                                  multiply that amount by the Payment Percentage in your agreement; then

(iii)                               deduct from that amount the value of any advances made by us to you;  then

(iv)                              deduct from that sum any Discount, Administration Fees, Disbursements or other fees due to us and the value of any Disapproved Debts (including any book debts aged 90 days or more);  then

(v)                                 add the value of any re-approved debts and the value of any Debts received from your Customers and the sum so calculated, if shown as being due to you is your “Entitlement”.

(b)                                          You may request payments of your Entitlement in the manner agreed between us and you from time to time.

(c)                                           You will not be entitled to request or receive any payment from us under paragraph (b) above:

(i)                                    if and to the extent that the relevant payment would result in the aggregate amount of all payments from us at any time exceeding the lower of:

(A)                                                          the amount determined by deducting the aggregate of the Gross Invoice Value of all Disapproved Debts that are outstanding at that time from the aggregate of the Gross Invoice Value of all Debts at that time, and multiplying the result by the Payment Percentage; and

(B)                  the Entitlement Limit;

(ii)                                 if we are of the opinion that you are, or are reasonably likely to become, Insolvent; or

(iii)                               at any time at which we are entitled to terminate this Agreement under Clause 13.2, whether or not we actually exercise any such right.

(d)                                We will make payments to an account (which must, unless we agree otherwise in our absolute discretion) be an account in your name and maintained with a United Kingdom branch of any major bank or financial institution) by such method of transmission as we may approve from time to time.

(e)                                 Each payment made by us to you will be denominated in the same currency as the purchase price of the Debt to which it relates.  It is your responsibility to ensure that the account to which such payment is to be transmitted is suitable for the receipt of funds in the relevant currency.  We will not be liable for any loss or damage suffered by you in the event that the bank or other institution at which such account is maintained declines to accept a payment transmitted to it in that currency.

(f)                                   We will debit your rolling account with each amount paid to you under Clause 3(b) on the Business Day on which we give instructions to our bankers to transmit that payment to your account under paragraph (d) above.

(g)                                 Upon the occurrence of a Termination Event any further advances to you will cease automatically and from any balance due to you, we shall be entitled to deduct all commissions and expenses as provided in this agreement.

4.             Charges

4.1                                 Charges will arise either as Discount, Fees or Disbursements as follows:-

(a)                                  Discount will be charged on a basis similar to that upon which simple interest is calculated at a margin over the US prime rate as published by the Wall Street Journal, Money Rates Section from time to time.

(b)                                 Discount will be charged on the daily net total balance outstanding and due from Customers to us in respect of the Gross Invoice Value of all Debts purchased applied on a daily basis.

(c)                                  Any receipt from your Customer will be credited to your account with us two working days after the day of banking, but not including the day of banking.

(d)                                 Payments made to you will be debited from your account with us on the day on which they are made whether the payment is made to you by cheque or bank transfer.

4.2           Fees

(a)                                  We shall charge Administration Fees as a percentage of the Gross Invoice Value.

(b)                                 Occasionally Administration Fees may be charged on a fixed monthly basis, monthly in advance.

(c)                                  We reserve the right, to cover our initial costs in taking you on as a customer, to charge a Closing Fee upon our commencing the provision of the receivables finance service.

4.3                                 Deficiency Assessment Fee

We will charge Deficiency Assessment Fee in the event that your actual Entitlement for each month following the commencement of the provision of the receivables finance service falls below the Monthly Minimum Entitlement and shall be chargeable to You, or at Our option, payable by You on Our demand; The Deficiency Assessment Fee will continue to be payable notwithstanding the occurrence of any of the events described in Clause 13 (insolvency and other events entitling us to terminate this agreement).

4.4                                 Bank Fee

(a)                                  We shall charge a transfer fee each time funds are transferred by us or received by us in connection with this Agreement.

(b)                                 You shall pay us all bank commission and other charges and expenses incurred or payable by us in relation to this Agreement and the arrangements contemplated in it on demand.

4.5                                 Over-payment Fees

We shall charge over-payment fees when you require funds in excess of your agreed Entitlement from time to time.  The over-payment fee will be calculated by increasing by 50% the Administration Fee payable during the period that you have drawn in excess of your Entitlement.

4.6                                 Recoveries Fee

(a)                                  If you cease to trade or if you suffer the appointment of an administrator, administrative receiver, a liquidator, or if you propose a voluntary arrangement or winding up of your company, then we shall charge, (to reflect the increased risk of debtor default and cost of collection in the event of insolvency or cessation of trading) a recoveries management fee which shall be 10% of the Gross Invoice Value of debts then uncollected and which shall be in addition to any other fees to which we shall be entitled under the terms of this Agreement.

(b)                                 We shall charge a late payment fee of 0.5% on all balances due from your Customers which are more than 3 months old but which are not Disapproved Debts.

(c)                                  We reserve the right to charge to you the legal and other professional costs and expenses and disbursements which we may incur as a result of the occurrence of any of the events described in sub-paragraph (a) of this clause.

(d)                                 All fees and other expenses incurred by Us in protecting or enforcing its interest in the Debts or collateral, in collecting the Debts or the collateral, including reimbursement for premiums incurred by Us to insure against non-payment of the Debts or other insurable losses to the collateral shall be chargeable to you.

4.7                                 Disbursements

(a)                                  In calculating your Entitlement, we shall deduct, in accordance with clause 3(a)(iv) (Payments to you) all disbursements which are identifiable as being attributable to you including, reasonable and documented attorney’s fees, court costs and other expenses incurred by us in the set-up, preparation, negotiation and enforcement of this Agreement and protecting or enforcing our interest in any Debt, in collecting the Debts or any security for this Agreement, including reimbursement for premiums incurred by us to insure against non-payment of any Debt or other insurable losses to the security for this Agreement, and credit reference fees, (such disbursements, “Disbursements”); provided, that our travel costs, bank charges and other out-of-pocket expenses and overheads are not Disbursements hereunder.

(b)                                 Notwithstanding anything in Clause 4.7(a), you have, prior to Commencement, paid to us, and we have received and hold, an Expense Deposit to reimburse us for our actual costs and expenses incurred in connection with our review and approval process in relation to this Agreement, as well as field auditor fees, and reasonable and documented attorneys’ fees and expenses incurred in the negotiation, execution, amendment or enforcement of this Agreement or the Ancillary Documents (“Approval Process Expenses”).  We will provide you with a written accounting of all Approval Process Expenses, which shall be conclusive, absent manifest error.  That portion of the Expense Deposit equal to the Approval Process Expenses is non-refundable, irrespective of whether Commencement under this Agreement ever occurs.

The excess of the Expense Deposit over the Approval Process Expenses will be paid to you upon demand and any Approval Process Expenses in excess of the Expense Deposit shall be paid by you on demand, unless this transaction does not close as the direct result of our gross negligence or wilful misconduct.

5.                                      Collection from Customers

(a)                                  From the commencement of the receivables finance service we shall have the sole and exclusive right to collect and enforce payment of every Debt other than debts sold back to you and you have no right to collect any Debt (including any Disapproved Debt ) unless we authorise you to do so in advance in writing.

(b)                                 You will assist our collection efforts if we so request by promptly providing all information required and you agree that for collection purposes we may institute and conduct legal proceedings in your name under our full control.  You also agree to co-operate in any such proceedings (including the giving of evidence) and agree to be bound by anything done by us under this clause.

(c)                                  You will immediately pass to us or to any bank we direct any payment a Customer makes to you directly in respect of a book debt and you agree not to mark or endorse any negotiable instrument relating to such payment otherwise than in our favour.  You will hold any payment you receive for a book debt on trust for us until we receive it.  You must not bank any such payment for your own account. Should you receive any check or other payment instrument with respect to a book debt or after default any book debt and fail to surrender and deliver to us said check or payment instrument on the next business day following the date of receipt by Customer, we shall be entitled to charge you a Misdirected Payment Fee to compensate us for the additional administrative expenses that the parties acknowledge is likely to be incurred as a result of such breach.  This is without prejudice to any other remedies that may be available to us at law.

(d)                             If a Customer makes a general payment either to us or to you without specifying which debts are covered by it then we shall apply it firstly against any Debts outstanding, Secondly against the discharge of your liability to us, if any, whether arising under this Agreement or otherwise, and any balance shall be paid as you wish.

(e)                                  If there is shown in our books a credit balance with any Customer which remains outstanding we shall be entitled at our discretion to make repayments of such credit balance to the Customer out of monies available to you.

(f)                                    If any Debt received from any Customer is received by us in a currency other than US dollars and the amount produced by converting the other currency to US dollars is less than the amount of any sum advanced by us in relation to the Debt in question, then we shall be entitled to recoup any such short-fall from any Entitlement and you will in any event as an independent obligation indemnify us for the deficiency and any loss sustained as a result.

(g)                                 Unless agreed by us in writing in advance any payments due hereunder shall be made in US dollars, Sterling, and Euros.  Any such conversion shall be made at the prevailing rate of exchange on the date of clearance of any effects banked by us in such market as is determined by us as being most appropriate for such conversion, and you will in addition pay to us, or we shall be entitled to deduct from your Entitlement all costs, charges and expenses relating to the collection of and Debt; and/or in the case of a Debt not denominated in US dollars, Sterling or Euros conversion of amounts collected into such currencies (or into such other currency as we determine from time to time) of such conversion.

6.             Disputed Goods

If any goods relating to any Debt are returned by a Customer or delivery is refused or the goods are rejected or repossessed by you, you will issue a credit note to the Customer within 14 days of the goods being returned, rejected or repossessed and provide a copy of such credit note to us. In addition, you will repay to us the amount of such credit note so that we are not out of pocket. In the event that you do not issue a credit note within 14 days, you will put those goods on one side, mark them clearly and prominently with our name as owner and hold them strictly to our order (as trustee) until they are resold at our direction or until we are fully reimbursed in relation to any Debt in respect of such goods.

7.            Accounts and Set-Off

(a)                                  We shall keep a permanent record to show all sums payable or paid to you, all payments received in relation to Debts and all fees, expenses and other sums payable or paid by you under this Agreement or otherwise.  No later than 10 working days from the last day of each month we will send to you a copy of such account which shall be taken as undisputed evidence of the matters stated in it at the date of its preparation unless within 14 days from despatch you notify us in writing of any discrepancy.

(b)                                 We may at any time draw up an account to record all amounts due to you from us and to us from you.

(c)                                  We may at any time set off any monies due to us from you whether pursuant to this Agreement or otherwise against any sums due from us to you.  We shall only ever be obliged to pay you sums which are net of any discount costs expenses fees and disbursements due to us.

8.                                      Accounting and Access to Information

You agree that you will:

(a)                                  keep full detailed up to date and proper accounting records and allow us or our properly authorised agents to enter your premises whenever we wish to inspect them and such other papers as we may wish relating to your business debts generally and allow us to take possession of such material to enable us to make copies provided that we return such material to you within a reasonable time;

(b)                                 permit us or our agents to verify with your debtors by sampling or such other means as we may deem appropriate the existence and collectability of Debts prior to commencement and at any time thereafter;

(c)                                  cause a proper audit to be completed of the books of account for yourself and your subsidiaries, if any, for each financial year and send an audited report and accounts to us as soon as they are available and in any event within three months from the end of each financial year;

(d)                                 keep us informed at all times after becoming aware of any change to the credit worthiness of your Customers;

(e)                                  keep us informed at all times of the validity of each Debt and in particular of any counter-claims, right of set off or other contra items raised by your Customers in relation to any Debt and assist us in every way to safeguard our interests;

(f)                                    as and when produced, send us management accounts for your business and at our request for any Related Company in a format and at intervals acceptable to us;

(g)                                 if we require, send to us within 10 days from the end of each month an aged list of your creditors or a copy of your bought ledger;

(h)                                 report to us immediately about reclaimed, repossessed or returned merchandise, Customers’ claims and disputes, and any other matters affecting any Debts;

(i)                                     provide us with specimen signatures (electronic or otherwise) of persons authorised to sign any documents relating to this Agreement together with a Board resolution authorising for this purpose such persons and inform us immediately of any change in the signatories;

(j)                                     on completion provide us with a signed letter in the form set out in Schedule 3 (Notice to Existing and New Bank Accounts) for all existing bank accounts (and whenever you open a new bank account) requesting the bank to pay over to us monies received directly from your Customers;

(k)                                  notify us in writing

(i)                                   immediately when you become aware of any event which affects or may affect your warranties or our rights of immediate termination;

(ii)                                of any existing mortgages charges liens or other security over your assets;

(iii)                             immediately when there are any changes in the nature of your business, your directors or company secretary or a material change in your ownership (a holding by a person, firm or company of 10 per cent or more of your equity is for this purpose deemed to be material);

(iv)                            of any company which becomes or ceases to be a related company;

(v)                               of any Customer which is your Associate or an Associate of any of your directors or might otherwise fairly be regarded as connected to you or any of your directors;

(vi)                            of the terms upon which any goods are supplied to you and obtain such waivers or variation to such terms as we may require.

9.            Warranties

9.1                                 You warrant generally that:-

(a)                                  The obligations to be assumed by you in this Agreement are valid binding and enforceable on you in accordance with their terms.

(b)                                 Neither you, nor any Related Company has taken any corporate action or any other step nor have any legal proceedings been threatened or served for the winding-up administration, receivership, administrative receivership or other insolvency or recovery process.

(c)                                  Neither you, nor any Related Company is in breach or default under any agreement to which it is a party or which may affect it or any of its assets to an extent or in a manner which would reasonably be expected to have a material adverse effect on the business or financial condition of you and your Related Companies, taken as a whole.

(d)                                 All financial statements delivered to us unless otherwise expressly stated have been prepared in accordance with UKGAAP consistently applied and give a true and fair view of your financial condition at the date as of which they were prepared and the result of your operations for the period to which they relate.

(e)                                 All information provided by you is true complete, accurate and up to date in all material respects and you are not aware of any material facts or circumstances that have not been disclosed to us which if disclosed might adversely affect our willingness to enter into this Agreement or accept any person to be a guarantor or indemnifier of your obligations and liabilities.

9.2                                 You warrant in respect of each Debt that:-

(a)                                  you will not waive or modify your normal trading terms with any Customer without obtaining our prior written consent and in particular you will not extend the time for payment;

(b)                                 we shall obtain a valid binding and enforceable title to the full amount owing to you on each Debt sold to us and to all assigned rights and remedies included in the sale of the Debt to us and that no supplier to you will retain title to any goods sold by you which are the subject matter of a Debt;

(c)                                  you have already performed all the obligations required for enforcement of the Debt including delivery of goods or performance of services and are not aware of any actual or threatened dispute arising from or relating to such obligations;

(d)                                 the Customer will pay the full amount of each Debt no later than 90 days from the invoice date;

(e)                                  the Customer has an established place of business, is not connected or associated with you and has no right which would reduce or extinguish the Gross Invoice Value of the Debt.

the supply contract giving rise to that Debt:

(i)                                   is valid, binding and enforceable against the Customer;

(ii)                                has been made in the ordinary course of your business;

(iii)                             is governed by English law or other law approved by us in writing, and provides for the Customer’s submission to the jurisdiction of the English courts;

(iv)                            contains no prohibition against assignment of the Debt or any related right by us;

(v)                               is not regulated by the Consumer Credit Act 1974 or subordinate legislation;

(vi)                            provides for payment in Sterling/US dollars;

(g)                                you have taken all reasonable steps to ascertain the creditworthiness of the Customer prior to the delivery of goods or the rendering of services;

(h)                                you have no reason to believe that the Customer will be unable to, or will not for any reason, pay the Debt in full when it falls due;

(i)                                    the Debt:

(i)                                  is a bona fide Debt owed by the Customer to you in the amount notified to us by the you;

(ii)                               has not previously been notified to us;

(iii)                            has not been sold, assigned (whether absolutely or by way of security), mortgaged, charged, pledged, hypothecated or otherwise disposed of or transferred to, or encumbered in favour of, to any other person, nor has any agreement been made to do so; and

(iv)                              is not subject to withholding tax; and

(j)                                    the Customer has no right of set-off, deduction, abatement or counterclaim in respect of the Debt.

10.         Undertakings

You will:

(a)                                 keep us informed at all times of the creditworthiness of all Customers and (without prejudice to any of your other obligations under this Agreement) of any counterclaim, right of set-off, deduction, abatement or contra-item raised by a Customer at any time;

(b)                                 if we so require:

(i)                                     instruct your auditors to report directly to us at the your expense; and/or

(ii)                                  procure that each bank or similar financial institution with which you maintain accounts provides us with copies of statements of those accounts; and

(c)                                 notify us immediately upon becoming aware of any matter or circumstance that constitutes (or would, with the passing of time or the giving of notice, constitute) a Termination Event.

10.1                     Negative Undertakings

You will not:

(a)                                 sell, assign, transfer, mortgage, charge, pledge or otherwise dispose of or encumber any Debt and/or its related rights and/or the proceeds of a Debt or its related rights or your rights under this Agreement, or agree or purport to do so, other than in favour of us;

(b)                                without our prior written consent, waive or modify (or purport to waive or modify) any of the terms on which you supply goods or provide services and, in particular you will not extend the time for payment of any Debt or purport to do so.

(c)                                 without our prior written consent, waive or modify (or purport to waive or modify) any of the terms on which you purchase goods from your suppliers and, in particular, you will not permit any supplier to retain title to goods supplied to you.

10.2                       Positive Undertakings

You will:

(a)                                 execute and deliver or (as the case may be) procure that the relevant person or persons execute and deliver the Ancillary Documents;

(b)                                comply in all material respects with all legislation and regulatory requirements relating to its business or assets where failure to do so might adversely affect your business, assets or financial condition;

(c)                                 promptly perform its continuing obligations under every supply contract giving rise to a Debt, including without limitation the repair and/or maintenance of goods supplied, to ensure that the Customer will accept the invoice relating to it (or, if the Customer is insolvent, the Customer’s trustee in bankruptcy or liquidator will accept a proof of the unpaid balance of the Debt) without any dispute or claim whatsoever (whether or not justifiable);

(d)                                if so required by us, deliver to us a letter, signed by you in such form as we may specify, addressed to each bank or financial institution at which you maintain an account, instructing such bank or financial institution as to the disposition of remittances received or to be received by it in purported settlement of any Debt;

(e)                                 promptly notify us in writing of any dispute of any kind between you and the Customer and to use all reasonable endeavours promptly to settle every such dispute;

(f)                                   provide, and procure that any relevant Associate provides, safety briefings and equipment to our staff as necessary to comply with their responsibility under the Health and Safety at Work Act 1974 and ensure a safe system of work for such staff whilst on your or any such Associate’s premises.

11.          Recourse

(a)                             We may require you, at any time after we have served a written notice (a “Repurchase Notice”) on you, to repurchase immediately any Debt:

(i)             in respect of which the representations and warranties contained in clause 9 are untrue or misleading in any material respect; or

(ii)          that is the subject of any dispute by the Debtor, or in respect of which the Debtor asserts any right of retention, lien, set-off or counterclaim.

(b)           Each Repurchase Notice will set out in reasonable detail:

(i)             the description of each Debt to be repurchased; and

(ii)          the repurchase price applicable to each such Debt.

(c)                                 Until all the moneys payable by you under the relevant Repurchase Notice have been paid to us, the Debts included in such notice and their respective related rights (together with any goods relating to them) will remain vested in us. We will, if we so decide upon receiving payment of all such moneys and having our expenses paid by you, re-assign the relevant Debts and their related rights (and the relevant goods, if any) to you, and may give or require you to give an accompanying notice to each relevant Customer to that effect

(d)                                After the ownership of any Debt has revested in you under paragraph (a) above, we will pay to you with all sums subsequently received or recovered by us in relation to that Debt, after deduction of any amounts then due and owing by you to us.

(e)                                 We have an additional right to require you to repurchase any Debt at any time in our absolute discretion, whether or not you are in breach of your obligations under this Agreement.

12.          Power of Attorney

You irrevocably appoint us as your attorney both during and after termination of this Agreement to act in your name and on your behalf to execute all documents and do all things necessary to give effect to this Agreement or our rights including making any arrangement or compromise, taking or defending any proceedings endorsing any negotiable instrument on your behalf and executing legal assignments of all or any Debt.  This means that we can act on your behalf without reference to you in connection with the collection of Debt.

13.          Duration of Agreement

13.1                           This Agreement will remain in operation for three (3) years from Commencement, after which, this Agreement shall be extended automatically for an additional one (1) year for each succeeding year. After two years from Commencement, this Agreement may be terminated by you by providing us with three months notice. We may terminate this Agreement at any time by providing you with thirty days notice.

13.2                           Our rights of immediate termination are set out below.

We may by giving you written notice terminate this Agreement forthwith if:

(a)                                  you commit a breach of any term of this Agreement such breach is not cured or waived within ten (10) days of the occurrence thereof; or

(b)                                 the nature or volume of your business is substantially changed; or

(c)                                  there is any change in the person or persons who Control you; or

(d)                                 any of our payments to you are not used in the ordinary course of your business; or

(e)                                  any monies owing from you to us are not paid within 7 days after they become due; or

(f)                                    any distress or execution or attachment is levied upon any of your goods or premises or any garnishee order is made on any person indebted to you; or

(g)                                 you or any person who has given to us a guarantee or indemnity (including but not limited to the Guarantee) in respect of your obligations under this Agreement, becomes Insolvent; or

(h)                                 you convene a meeting for the purpose of passing a resolution for creditors voluntary winding up, or are the subject of a compulsory winding up order or a petition for an administration order is presented and you cease to carry on business or call a meeting of creditors to make an arrangement or composition with creditors or permit a judgment to remain unsatisfied for seven days; or

(i)                                     if any person who has provided to us a waiver or who has executed a deed of priorities or given any other consent withdraws or purports to withdraw the same in circumstances where we may be materially adversely affected; or

(j)                                     we in our absolute discretion at any time consider that your financial position has deteriorated to the point at which we believe that repayments of any amounts due or which may become due from you to us may be put at risk.

Any reference in this Clause 13 to you shall be taken to include any of your subsidiaries.

14.          Consequence of Termination

(a)                                  Termination of this Agreement will not affect the rights or obligations of either you or us in relation to any Debt nor affect the continued accrual of Discount, Administration Fee or any other fees or expense payable under this Agreement and this Agreement will continue to bind us both as long as it is necessary to satisfy these rights and obligations.

(b)                                 In the event of termination of this Agreement by You prior to maturity or upon the occurrence of a Termination Event then without prejudice to our accrued rights and remedies under this Agreement you agree to pay us forthwith upon written demand Termination Fee plus the amount of all payments we have made to you under this Agreement plus all fees and charges which have accrued during the Agreement.

(c)                                  In the event of termination or upon the occurrence of a Termination Event then without prejudice to our accrued rights and remedies under this Agreement you agree to pay us forthwith upon written demand a sum equal to the amount of all payments we have made to you under this Agreement plus all fees and charges which have accrued during the Agreement less the amounts which we have received from your Customers and which have been allocated to your account with us.

(d)                                 In the event of termination or upon the occurrence of a Termination Event we may retain any amount received by us in respect of any Debt pending the drawing up of a final account and the payment of any amount consequently due to us.

(e)                                  Following the drawing up of a final account and any consequent payment to us we shall re-assign to you without payment any Debt still outstanding.

15.          Security

You will grant us such fixed or floating charges as we may from time to time require as security for the payment of all sums due or becoming due to us under this Agreement and you will not give any new charge or other security to any third party without first obtaining our written consent.

We may from time to time require as a precondition to the continuation of the facilities provided to you under the terms of this Agreement the execution of other security documents or agreements providing for the subordination of certain of your debts.

16.          Indemnity

(a)                                  You agree to indemnify us against any claim by a Customer and any loss incurred by us as a result of a third party claim based upon our entering into this Agreement.  For purposes of clarification, save as set out in section 16(b), you need not indemnify us against any loss incurred by us due to operation of our business or losses incurred due to our financial performance under this Agreement.  No waiver forbearance or indulgence granted by us to you or to any Customer will in any way discharge you from your liabilities to us or establish a precedent.

(b)                                 You irrevocably agree to indemnify us against any cost, loss or expense that we may suffer or incur in respect of:

(i)                                               any breach of the warranties or obligations by you or any other person (other than us) under this Agreement or any Ancillary Document;

(ii)                                            any stamp, documentary, registration or similar duty or tax (including any penalty for late payment) imposed on or paid in respect of this Agreement or any Ancillary Document;

(iii)                                         acting on instructions appearing to come from you and given by telephone, facsimile or other electronic means, regardless of the capacity of the person actually giving those instructions;

(iv)                                        taking any action to collect Debts, including collecting any cheque or negotiable instrument payable to you or endorsed in your favour; or

(v)                                           any claim made on us by any Customer in relation to a Debt or its related rights.

17.          Transfer of Rights

We shall be entitled to assign or charge this Agreement or any of our rights and obligations hereunder.  You may not assign or otherwise deal with this Agreement or your rights and obligations hereunder without our prior written consent.

18.          Variation

This Agreement may only be varied by a document signed by us and by you.

19.          Applicable Law and Notices

This Agreement is to be interpreted in accordance with and governed by English Law.  Any notices to be given by either of us to the other may be either delivered by hand to the other party or its authorised agent or sent by pre-paid first class letter, registered post, recorded delivery fax transmission or telex to such party as its principal place of business or at its registered office.  Notice of Termination from you to us is only effective seven days after receipt by us.

20.                               Third Parties

No person who is not a party to this Agreement shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

21.                               Electronic Communications

We shall take all reasonable steps to ensure that Electronic Communications are properly stored, not accessible to unauthorised persons, not altered lost or destroyed and are capable of being retrieved during such period as you remain a customer.

In return you undertake and agree that we may accept rely and act upon any information received in an Electronic Communication even though it may not originate from you or any authorised officer of yours.  Moreover if you use any intermediary to transmit log or process messages then you do so at your own risk and shall be responsible for your intermediary’s acts and omissions.  You will indemnify us from and against all losses arising from any incomplete or inaccurate information contained in or failure to receive any Electronic Communication.

22.                               Data Protection

We each acknowledge that we are subject to the provisions of the Data Protection Act 1998 (“the Act”) insofar as the Act shall apply to the provisions of this Agreement and we each warrant to the other that we will comply with the eight data protection principles set out in the Act for so long as either of us holds information governed by the Act and we agree that our servants and agents shall at all times take proper steps to safeguard information held from unauthorised access or disclosure.

We hereby confirm that we have applied for and will maintain for as long as is reasonably necessary registration as a data controller under the Act.

You hereby warrant that you have applied for and will maintain for so long as is reasonably necessary registration as a data controller under the Act and shall meet all associated registration costs.

We shall each use, store, transfer, disclose or process information provided by the other only for purposes and in a manner permitted by the Act, and not further or otherwise.

Each party shall save and keep the other party fully and sufficiently indemnified against any liability arising from any breach of their respective warranties contained in this Clause 20.

23.                               Identification

As a condition precedent to the advance of any funds to a new client we are required by the Money Laundering Regulations 1993 to apply “Know Your Customer” procedures which involve the production by you of identification evidence, normally in the form of copies of passports, driving licences and similar documents.  We are under no obligation to advance funds until these requirements, as amended from time to time, have been satisfied.

24.                             Counterparts

This Agreement may be executed in any number of counterparts, and on separate counterparts, but shall not be effective until at least one counterpart has been executed on behalf of each party.

Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

25.          Interpretation

•                                          ‘Administration Fee’ means one and one fifteenth of one percent (1.15%) of the gross invoice value of a Debt;

•                                          ‘Ancillary Documents’ means the Debentures, the Guarantees and the Floating Charge;

•                                          ‘Approved Debt’ means any Debt in respect of which the Payment Percentage has been advanced or is payable and which has not been disapproved by us or which is previously Disapproved has since been Reapproved; and ‘Approve’ in relation to any Debt will be construed accordingly;

•                                          ‘Associate’ means any relative, or any partner director shareholder or employee of you or of any Related Company;

•                                          ‘Closing Fee’ means ten thousand dollars (US$10,000);

•                                          ‘Commencement’ means the date of this Agreement;

•                                          ‘Control’ means the power to secure that the affairs of a company or a group of people are conducted in accordance with the wishes of those holding such power;

•                                          ‘Corgenix Inc.’ means Corgenix Inc., a company incorporated in Delaware whose registered number is                        and whose registered office is 11575 Main Street Broomfield, CO 80020

•                                          ‘Corgenix Medical Corporation’ means Corgenix Medical Corporation, a company incorporated in Nevada whose registered number is C6200-1994 and whose registered office is 11575 Main Street Broomfield, CO 80020

•                                          ‘Customer’ means any person to whom you supply goods or for whom you perform services;

•                                          ‘Debentures’ means the debenture dated on or about the date of this Agreement to be entered into by you;

•                                          ‘Debt’ means an amount which is owed to you for goods supplied or services performed calculated at Gross Invoice Value and includes the benefit of the sale or supply contract relating to such goods or services and all rights and remedies arising in connection with such contract including retention of title to goods, right of lien, stoppage in transit, or recover of possession;

•                                          ‘Deficiency Assessment Fee’ means charges as set forth in Section 4 applied to the difference between the actual entitlement for the month and the Monthly Minimum Entitlement chargeable to you on a monthly basis.

•            ‘Disapproved Debt’ means any Debt:

(i)            that remains wholly or partly unpaid after its due date for payment;

(ii)                                  in respect of which the representations and warranties contained in Clause 9 (Warranties) are untrue or misleading in any material respect;

(iii)                       that is the subject of any dispute by the Customer, or in respect of which the Customer asserts any right of retention, lien, set-off or counterclaim;

(iv)                       that is aged ninety (90) days or more;

(v)                        where a particular Customer has exceeded either your credit limits or those which we have notified to you; or

(vi)                       that we disapprove of;

•              ‘Disbursements’ has the meaning given to it in clause 4.7(a) (Disbursements);

•              ‘Discount’ means the greater of eight and one half percent (8.50%) or one and one half percent (1.5%) per annum above the Wall Street Journal, Money Rates Section US prime rate;

•              ‘Expense Deposit’ means ten thousand US dollars (US$10,000)

•              ‘Electronic Communication(s)’ has the meaning ascribed thereto in Section 15 of the Electronic Communications Act 2000;

•              ‘Entitlement Limit’ means seven hundred and fifty thousand dollars (US$750,000);

•              ‘Floating Charge’ means the floating charge dated on or about the date of this Agreement to be entered into by us;

•              ‘Gross Invoice Value’ of a Debt is the total amount thereof including VAT and before taking into consideration any allowances in respect of discounts for prompt payment or any other allowable deduction;

•              ‘Guarantee’ means the cross-company guarantee to be entered into on or about the date of this Agreement by you and Corgenix Medical Corporation and Corgenix Inc. in favour of us;

•              ‘Immediately’ and ‘promptly’ mean within the greater of forty-eight (48) hours or two Business Days after the event.

•              ‘Insolvent’ means in relation to a natural or legal person (which includes a partnership, association, company or other incorporated entity), means any of the following:

(i)            the relevant person is unable to pay his or its debts within the meaning of section 123 of the Insolvency Act 1986;

(ii)           a statutory demand is served on the relevant person and the statutory demand is not set aside within 21 days;

(iii)          the relevant person applies for an interim order under section 253 of the Insolvency Act 1986 or an arrangement or a composition is made for the benefit of creditors (or a class of creditors) whether or not pursuant to the Insolvency Act 1986;

(iv)          a bankruptcy order is made in relation to a partner in the relevant person, or a partner applies for an interim order under section 253 of the Insolvency Act

1986 or an arrangement or a composition is made for the benefit of creditors (or a class of creditors) whether or not pursuant to the Insolvency Act 1986;

(v)           a petition is presented, or other proceedings are commenced, or a meeting is called to pass a resolution, for the relevant person’s bankruptcy, winding up or administration or for a corporate voluntary arrangement or similar procedure;

(vi)          a receiver, administrative receiver, administrator or similar official is appointed in respect of the relevant person or his or its assets;

(vii)         the relevant person’s assets are seized, distrained or executed against;

(viii)        the relevant person ceases or threatens to cease to carry on business or suspends payment of his or its debts;

(ix)           a judgment or other money order is obtained against the relevant person, or his or its assets, which is not satisfied within 7 days;

(x)            the occurrence, in relation to that person, or his or its assets, of anything analogous to the matters set out in paragraphs (i) to (x) (inclusive) above under the laws of any other jurisdiction to which that person or his or its assets may at any time be subject;

(xi)           any other amount due, owing or incurred by the person in respect of any indebtedness is not paid when it becomes due, or becomes capable of being declared due and payable prior to its stated maturity for any reason;

•              ‘Misdirected Payment Fee’ means 15% of the amount of any payment on book debt which has been received by you and not delivered in kind to us on the next business day following the date of receipt by you;

•              ‘Monthly Minimum Entitlement’ means two hundred thousand dollars (US$200,000);

•              ‘Payment Percentage’ means 85% of the Approved Debt payable on notification as adjusted in accordance with Clause 3;

•              ‘Reassignment’ means in relation to any Approved Debt or disapproved debt our crediting the same to your sales ledger control account and debiting the same to your Client Account to reflect the fact that you have repurchased the debt;

•              ‘Related Company’ means a company which either you Control or which Controls you or which is Controlled by the same person, firm or company which Controls you;

•              ‘Termination Fee’ means twenty five thousand US dollars (US$25,000)

•              ‘Termination Event’ means any of the events defined in clause 13.2.

Schedule 1

Form of Offer

Schedule of Accounts Sold/Bill of Sale

Client’s Name: Corgenix UK Limited	Schedule Number

Page of	Date 200

Invoice Date	Invoice Number	Name of Account Debtor	Location	Invoice Amount

ASSIGNMENT:

KNOW ALL MEN BY THERE PRESENTS  that the undersigned for value received has sold transferred and assigned and does hereby sell transfer and assign to Faunus Group International, Inc. (hereinafter called the “Buyer”), its successors and assigns, in accordance with the provision of that certain Receivables Financing Agreement heretofore duly executed and delivered by the undersigned and duly accepted by the Buyer and any amendments thereto (hereinafter called the “Agreement”) each Account listed hereon and all right, title and interest of the undersigned in and to such Account(s) and in and to all merchandise, the sale of which shall have given rise to such Account(s), including all of the undersigned’s rights of stoppage in transit replevin and reclamation as an unpaid vendor.  Each account is made a part hereof as if attached or incorporated herein for specific terms, conditions, provisions and descriptions of said Account(s).

For the purpose of inducing the Buyer to purchase such Account(s), the undersigned hereby reaffirms all warranties under the agreement applicable to such Account(s) and account debtors.  In the event of any breach of any such warranty, the Buyer, its successors and assigns, shall have such rights, inter alia, as are provided in the Agreement.

The undersigned in his/her business capacity and PERSONALLY warrants and represents that, with respect to each account, since the last sale of Accounts by the undersigned to the Buyer, no merchandise has been returned or rejected, no defence, dispute, claim, offset or counterclaim has developed or has been asserted with respect to any account heretofore sole, transferred and assigned by the undersigned to the Buyer, which has not been or is not contemporaneously being reported in writing by the undersigned to the Buyer.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal this          day of                           , 200      .

By:	Print Name	Title:

(Signature)

Schedule 2

Notice to Customers

Form of notice to be served on completion by Corgenix UK Limited on its customers pursuant to clause 8(i) of the receivables finance agreement.

[On the headed notepaper of Corgenix UK Limited]

FGI Finance (“FGI”)

We hereby notify you that we have assigned our present and future receivables to FGI.

To the extent that you are now indebted or may in the future become indebted to us on an account (i.e., invoices) or a general intangible, payment thereof is to be delivered and made payable only to FGI and not to us or any other entity.  Payment in any other way will not constitute payment and will not discharge your obligation.

The payments should be wired only to FGI Finance with the following instructions

Pound Only:

Bank:

Swift:

IBAN Code:

Beneficiary:

[Please reference invoice numbers on all wire transfers]

All checks should be written to FGI Finance and mailed to the address below:

FGI Finance

80 Broad Street

22nd Floor

New York, NY 10004

This letter may only be revoked by a writing signed by one of FGI’s officers whose signature may only be relied on if acknowledged before a notary public.

Please fax a copy of this letter to FGI at +01 212 248 3404 and to us at + [•] to verify your receipt and acceptance.

Thank you.

Very truly yours,

Corgenix UK Limited
ASSIGNMENT CONFIRMED:
By:

Title:	By:	[Receivables Debtor]
Company:
Title:
Date:

By:

Title:

Schedule 3

Notice to Existing and New Account Banks

Form of notice to be served on completion by Corgenix UK Limited on its account banks pursuant to clause 8(j) of the receivables finance agreement.

[On the headed notepaper of Corgenix UK Limited]

[Account Bank]

For the attention of [•]

[date]

Dear Sirs

Receivables finance agreement dated [•] (the “Receivables Finance Agreement”) between Corgenix UK Limited (“CORGENIX”) and Faunus Group International, Inc (the “FGI”)

1.      This letter constitutes notice to you that, under the Receivables Finance Agreement, we have:

(a)   sold and assigned all of our Debts (as defined in the Receivables Finance Agreement) to CORGENIX that are owing at Commencement of the Receivables Finance Agreement and those Debts arising thereafter; and

(b)   agreed to instruct you to pay or transfer from our account held with you (account number [•]) (the “Collections Account”), all moneys which you receive in respect of the Debts into FGI’s account (account number 4001212330 held with Citizens Bank) (the “Account”), and, pending such payment or transfer, to hold all money on behalf of FGI .

2.         We each hereby irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given you to the contrary):

(a)   to comply with the terms of any written instructions relating or purporting to relate to the Collections Account which you may receive at any time and from time to time from FGI without any reference to or further authority from us and without any enquiry from you as to the justification for such notice, statement or instructions or its or their validity; and

(b)   not to act upon our instructions with regard to the Collections Account unless FGI confirms those instructions to you in writing.

3.         We are not permitted to withdraw from the Collections Account any amount relating to Debts without the prior written consent of FGI.

4.         The instructions and authorisations contained in this letter shall remain in full force and effect until we and FGI together give you notice in writing revoking them.

5.         The terms defined in the Receivables Finance Agreement shall, where the context so admits, have the same meaning in this letter.

6.         This letter shall be governed by and construed in accordance with the laws of England and Wales.

7.         Please will you acknowledge receipt of this letter and confirm your acceptance of the instructions and authorisations contained in it by sending a letter addressed to us and to FGI in the form attached to this letter.

Yours faithfully

For and on behalf of
Corgenix UK Limited

[On the headed notepaper of Account Bank]

To:

Faunus Group International, Inc

80 Broad St

22nd Floor

New York

NY 10004

For the attention of [•]

[date]

Dear Sirs

Accounts

We hereby acknowledge receipt of a letter (a copy of which is attached) dated [•] (the “Notice”) addressed to us by Corgenix UK Limited.

We hereby agree that we:

(a)   accept the instructions contained in the Notice and undertake to act in accordance and comply with the Notice;

(b)   have not received notice of the interest of any third party in the Collections Account;

(c)   shall not accept from CORGENIX any further instructions received by us in respect of the Collections Account without having received your written confirmation of such instructions;

(d)   shall pay all moneys received by us in respect of Debts into the Account; and

(e)   shall not permit any amount to be withdrawn from the Collections Account in respect of Debts without your prior written consent.

(f)    The capitalised terms used or incorporated by reference in the Notice shall, unless the context otherwise require, have the same meanings in this letter.

This letter shall be governed by and construed in accordance with the laws of England and Wales.

Yours faithfully

For and on behalf of [•]

IN WITNESS this Deed has been duly executed and delivered by each of the Parties hereto on the day and year first before written.

Executed and delivered as a Deed

by Corgenix UK Limited

Director

Director/Secretary

Executed and delivered as a Deed

by FAUNUS GROUP INTERNATIONAL, INC.

President

Vice-President